Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2026, relating to the consolidated financial statements of USA Rare Earth, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C. (formerly HORNE LLP)

Ridgeland, Mississippi

September 4, 2026